ThermoEnergy Corporation

Bridge Loan Agreement

This Bridge Loan Agreement (this “Agreement”) made this 10th day of March 2010 but effective as of March 1, 2010 by and among ThermoEnergy Corporation, a Delaware corporation having its principal place of business in Little Rock, Arkansas (the “Borrower”) and the individual and entities named on Schedule I hereto  (collectively, the “Lenders”).

WHEREAS, the Borrower and certain of the Lenders are parties to a certain Securities Purchase Agreement dated as of November 19, 2009 (the “Series B Agreement”) pursuant to which such Lenders have purchased from the Borrower shares of the Series B Convertible Preferred Stock of the Borrower (the “Series B Stock”) and Common Stock Purchase Warrants entitling the holders thereof to purchase shares of the Common Stock of the Borrower (the “Warrants”); and

WHEREAS, pursuant to the Series B Agreement, certain of the Lenders are obligated, upon the satisfaction of certain conditions set forth in the Series B Agreement (the “Third and Fourth Tranche Conditions”), to purchase from the Borrower additional shares of Series B Stock and additional Warrants (the “Third and Fourth Tranche Securities”);  and

WHEREAS, the Borrower requires cash to fund their operations prior to the satisfaction of the Third and Fourth Tranche Conditions; and

WHEREAS, the Lenders are prepared to make loans to the Borrower on the terms and conditions herein set forth;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Borrowers and the Lenders agree as follows:

ARTICLE 1

Loans

Section 1.1.  Issuance of Notes.  The Borrower hereby agrees to issue to each Lender a Convertible Promissory Note in substantially the form attached here to Exhibit A (the “Notes”) in the original principal amount set forth opposite the name of such Lender on Schedule I attached hereto under the heading “Commitment”.

Section 1.2. Draw Downs.  No later than 5 business days prior to the end of each month, the Borrower will deliver to the Lenders an operating budget for the succeeding month  (the “Monthly Budgets”) indicating the amount of cash that the Borrower desires to be advanced by the Lenders under the Notes to fund operations for such month (the “Draw”).  Unless the Lenders (acting by the vote of the holders of at least 66⅔% of the then outstanding principal amounts of the Notes) reject a Monthly Budget no later than 3 business days after delivery, on the first business day of such succeeding month each Lender shall deliver to the Borrower, by wire transfer, its applicable percentage of the Draw, as calculated in accordance with the Lenders’ respective Participation Percentages as set forth on Schedule I attached hereto under the heading “Participation Percentage”). Notwithstanding the foregoing, any Lender may, but shall not be obligated to, advance under the Notes an amount greater than its respective Participation Percentage of any Draw (an “Advance”) and the amount of any such Advance shall be credited against subsequent Draws.

Section 1.3.  Security Interest in Collateral.  The obligation of the Lenders to advance funds against any Draw is expressly conditioned on the Borrower’s execution and delivery of a Security Agreement in substantially the form attached hereto as Exhibit B (the “Security Agreement” and, together with this Agreement and the Notes, the “Transaction Documents”) granting to the lenders a security interest in substantially all of the assets of the Borrower.

Section 1.4. Additional Closing Deliveries.  At the Closing, the Borrower shall deliver or cause to be delivered to each Lender the following:

(i)	The Security Agreement; and

(ii)	The Notes; and

(iii)
Copies of resolutions of the board of directors of the Borrower approving the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby, in each case certified by the Secretary of the Borrower to be in full force and effect on the Closing Date.

ARTICLE 2

Representations and Warranties

Section 2.1.  Representations and Warranties of the Borrower. The Borrower hereby makes the following representations and warranties to the Lenders:

(a)
Organization and Qualification. The Borrower is duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Borrower is not in violation of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Borrower is duly qualified to conduct its respective business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and no proceedings have been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, such power and authority or qualification.  For purposes of this Agreement, the term “Material Adverse Effect” shall mean any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Borrower, taken as a whole, or (iii) a material impairment of the Borrower’s ability to perform on a timely basis their obligations under any Transaction Document.

(b)
Authorization; Enforcement. The Borrower has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Borrower and the consummation by the Borrower of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Borrower and no further action is required by the Borrower in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Borrower and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)
No Conflicts. The execution, delivery and performance of the Transaction Documents by the Borrower and the consummation by the Borrower of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Borrower’s certificate of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, or (except as contemplated by the Security Agreement) result in the imposition of any lien upon any of the material properties or assets of the Borrower pursuant to, any agreement, credit facility, debt or other instrument or other understanding to which the Borrower is a party or by which any property or asset of the Borrower is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Borrower is subject (including federal and state securities laws and regulations), or by which any property or asset of the Borrower is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d)
Filings, Consents and Approvals. The Borrower is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority (a “Governmental Authority”) or other Person in connection with the execution, delivery and performance by the Borrower of the Transaction Documents and the consummation of the transactions contemplated thereby, other than the filing of a financing statement on Form UCC-1 with the Secretary of State of the State of Delaware.

(e)	Issuance of the Notes. The Notes have been duly authorized. Each Note, when issued in accordance with this Agreement, will be duly and validly issued.

(f)
SEC Reports; Financial Statements.  The Borrower has filed all reports required to be filed by it under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”) for the twelve months preceding the date hereof (or such shorter period as the Borrower was required by law to file such reports) (the foregoing materials, being collectively referred to herein as the “SEC Reports”).  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Borrower included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Borrower and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(g)
Compliance. Except as has been disclosed to the Lenders in writing, the Borrower (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Borrower under), nor has the Borrower received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not and has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(h)
Title to Assets. Except as has been disclosed to the Lenders in writing, the Borrower has good and marketable title in fee simple to all real property owned by it that is material to its businesses and good and marketable title in all personal property owned by it that is material to its businesses, in each case free and clear of all liens, except for liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Borrower. Any real property and facilities held under lease by the Borrower and its subsidiaries are held by them under valid, subsisting and enforceable leases of which the Borrower and its subsidiaries are in compliance, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(i)
Patents and Trademarks. The Borrower and its subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). The SEC Reports describe all claims and Actions made or filed by others against the Borrower deemed material by the Borrower to the effect that Intellectual Property Rights used by the Borrower or any subsidiary violate or infringe upon the rights of such claimant. Except as set forth in the SEC Reports, to the knowledge of the Borrower, all of the Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(j)
Insurance. The Borrower and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Borrower and its subsidiaries are engaged. The Borrower has no reason to believe that it will not be able to renew its and the subsidiaries’ existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with the market for the Borrower’s and such subsidiaries’ respective lines of business.

(k)
Solvency. Based on the financial condition of the Borrower as of the Closing Date (and assuming that the Closing shall have occurred), (i) the Borrower’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Borrower, and projected capital requirements and capital availability thereof; and (ii) the current cash flow of the Borrower, together with the proceeds the Borrower would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Borrower does not intend to incur indebtedness beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(l)
Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Borrower to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement. The Lenders shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Lenders pursuant to written agreements executed by the Lenders which fees or commissions shall be the sole responsibility of the Lenders) made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

Section 2.2.  Representations and Warranties of the Lenders.  Each Lender, severally and not jointly, hereby represents and warrants to the Borrower as to itself as follows:

(a)
Authority. This Agreement has been duly executed by such Lender, and when delivered by the Lender in accordance with terms hereof, will constitute the valid and legally binding obligation of the Lender, enforceable against him or it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)	Investor Status. Such Lender is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(c)
Access to Information. Such Lender acknowledges that he or it has been afforded (i) the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, representatives of the Borrower concerning the terms and conditions of the offering of the Notes and the merits and risks of making loans to the Borrower under the Notes; (ii) access to information about the Borrower and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable him to evaluate his investment; and (iii) the opportunity to obtain such additional information that the Borrower possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

ARTICLE 3

Series B Agreement

Section 3.1    Amendment of Series B Agreement. The Series B Agreement is hereby amended (i) to add as parties thereto the Lenders who were not, heretofore, parties to such Series B Agreement and (ii) to delete in there entirety Schedules B and C to such Series B Agreement and to substitute in place thereof the Schedules B and C attached hereto.  In all other respects, the Series B Agreement shall remain in full force and effect without alteration or amendment.

Section 3.2    Conversion of Notes.  The outstanding principal amount, and all accrued and unpaid interest thereon, shall be surrendered by the Lenders in satisfaction of their obligations pursuant to Section 2.4 of the Series B Agreement to the Borrower the “Purchase Price” (as such term is defined in the Series B Agreement) for the “Securities” (as such term is defined in the Series B Agreement) to be purchased by such Lender at the “Third Tranche Closing” (as such term is defined in the Series B Agreement) and, if the principal amount and accrued and unpaid interest on such Lender’s Note exceeds the Purchase Price payable by such Lender at the Third Tranche Closing, the balance shall be applied against the Purchase Price payable by such lender for the Securities to be purchased by such Lender at the “Fourth Tranche Closing” (as such term is defined in the Series B Agreement).  Accrued and unpaid interest on the Notes shall be applied against the Purchase Prices first, with the principal amounts of the Notes being applied against any remaining portion of the Purchase Prices.

Section 3.3    Warrant Exercise Price.   Notwithstanding anything to the contrary contained in the Series B Agreement or the schedules thereto, the exercise price of the “Warrants” (as such term is defined in the Series B Agreement) issuable to the Lenders at the Third Tranche Closing or the Fourth Tranche Closing for which the Purchase Price is paid by surrender of Notes as provided in Section 3.1 shall be $0.30 per share.  The exercise price of any Warrants issuable to the Lenders at the Third Tranche Closing or the Fourth Tranche Closing for which the Purchase Price is paid other than by surrender of Notes shall remain $0.50.

Section 3.4     Additional Warrant Coverage.  In the event a Lender makes an Advance pursuant to Section 1.2, the number of “Warrant Shares” (as such term is defined in the Series B Agreement) issuable upon exercise of Warrants issued at the Third Tranche Closing or the Fourth Tranche Closing attributable to the portion of the Purchase Price paid by such Advance shall be increased by a factor of 25% over the number of Warrant Shares issuable to such Lender as set forth on Schedule B or Schedule C to the Series B Agreement, as the case may be, so that with respect to the amount of any Advance the Warrant coverage shall be 250% rather than 200%.

ARTICLE 4

Miscellaneous

Section 4.1.     Additional Parties.    From time to time on or before the “Third Tranche Closing Date” (as such term is defined in the Series B Agreement), this Agreement may be amended by the Borrower, with the consent of Lenders holding at least 66⅔% of the principal amount of the then outstanding Notes, to add as parties hereto one or more persons or entities as additional Lenders and/or to permit any Lender to increase the amount of his or its Commitment; provided, however, that the aggregate amount of such additional Commitments (whether from Lenders already party hereto or from new Lenders) shall not exceed $2,000,000.  Upon any such amendment, (i) Schedule I hereto shall be amended to reflect the addition of such additional Lender or Lenders and/or such increase in the Commitment of a Lender, and the Participation Percentage of all Lenders shall be adjusted proportionately and (ii) such additional Lender or Lenders shall become parties to the Series B Agreement and Schedules B and C to the Series B Agreement shall be amended to reflect such additional Commitments.

Section 4.2.     Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Borrower shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

Section 4.3.      Entire Agreement. The Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents and exhibits.

Section 4.4.      Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder or under the other Transaction Documents shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or other electronic transmission (provided the sender receives a machine-generated confirmation of successful transmission) prior to 5:30 p.m. (Eastern time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile or other electronic transmission later than to 5:30 p.m. (Eastern time) on a business day or on a day that is not a business day, (c) the business day following the date of mailing, if sent by U.S. Express Mail or other nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is addressed. The address for such notices and communications shall be as follows, if to the Borrower, at its corporate offices in Worcester, Massachusetts, and if to any Lender, at his or its address set forth Schedule I hereto, or such other address as may be designated in writing hereafter, in the same manner, by the addressee.

Section 4.5.       Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Borrower and by Lenders holding at least 66⅔% of the principal amount of the then outstanding Notes.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Lender to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Lenders who then hold Notes.

Section 4.6.       Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

Section 4.7.       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Borrower may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Lenders holding at least 66⅔% of the principal amount of the then outstanding Notes. A Lender may assign any or all of his rights under this Agreement to any person to whom such Lender assigns or transfers its Note, provided such transferee agrees in writing to be bound by the provisions hereof that apply to a “Lender.”

Section 4.8.        No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 4.9.        Governing Law and Jurisdiction.  This Agreement and the rights of the parties hereunder shall be construed and enforced in accordance with the laws of the State of Delaware applicable to agreements executed and to be performed wholly within such state and without regard to principles of conflicts of law.  Each party irrevocably (a) consents to the jurisdiction of the federal and state courts situated in or having jurisdiction over Wilmington, Delaware in any action that may be brought for the enforcement of this Agreement, and (b) submits to and accepts, with respect to its properties and assets, generally and unconditionally, the in personam jurisdiction of the aforesaid courts, waiving any defense that such court is not a convenient forum  In any such litigation to the extent permitted by applicable law, each party waives personal service of any summons, complaint or other process, and agrees that the service thereof may be made either (i) in the manner for giving of notices provided in the Notes or (ii) in any other manner permitted by law.

Section 4.10.     Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

Section 4.11.      Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof notwithstanding any subsequent failure or refusal to deliver an original signed in ink.

Section 4.12.      Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

Section 4.13.      Payment Set Aside.  To the extent that the Borrower makes a payment or payments to any Lender pursuant to any Transaction Document or any Lender enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Borrower, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

IN WITNESS WHEREOF, the parties hereto have caused this Bridge Loan Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ThermoEnergy Corporation		The Quercus Trust

By:	/s/ Cary G. Bullock	By:	/s/ David Gelbaum

Empire Capital Partners, ltd By: Empire Capital Management, llc, its Investment Manager		Empire Capital Partners, lp By: Empire gp, llc, its General Partner

By:	/s/ Peter Richards	By:	/s/ Peter Richards

Empire Capital Partners Enhanced Master Fund, ltd By: Empire Capital Management, llc, its Investment Manager

By:	/s/ Peter Richards	/s/ Robert S. Trump
Robert S. Trump

Focus Fund, l.p.

By:	/s/ J. Winder Hughes III

Schedule I

Lender	Commitment	3rd Tranche Participation Percentage	4th Tranche Participation Percentage
The Quercus Trust 1835 Newport Blvd. A109-PMC 467 Costa Mesa, CA 92627	$1,200,000	63.16%	0%
Robert S. Trump 89 10th Street Garden City, NY 11530	$600,000	15.79%	37.50%
Focus Fund L.P. P.O. Box 389 Ponte Vedra, FL 32004	$200,000	5.26%	12.50%
Empire Capital Partners, LP One Gorham Island, Suite 201 Westport, CT 06880	$233,333	5.26%	16.67%
Empire Capital Partners, Ltd One Gorham Island, Suite 201 Westport, CT 06880	$233,333	5.26%	16.67%
Empire Capital Partners Enhanced Master Fund, Ltd One Gorham Island, Suite 201 Westport, CT 06880	$233,333	5.26%	16.67%

Schedule B

Investor	Third Closing Purchase Price	Third Closing Shares	Third Closing Warrant Shares
The Quercus Trust 1835 Newport Blvd. A109-PMC 467 Costa Mesa, CA 92627	$1,200,000	500,000 shares	4,800,000 shares
Robert S. Trump 89 10th Street Garden City, NY 11530	$300,000	125,000 shares	1,200,000 shares
Empire Capital Partners, LP One Gorham Island, Suite 201 Westport, CT 06880	$100,000	41,667 shares	400,000 shares
Empire Capital Partners, Ltd One Gorham Island, Suite 201 Westport, CT 06880	$100,000	41,667 shares	400,000 shares
Empire Capital Partners Enhanced Master Fund, Ltd One Gorham Island, Suite 201 Westport, CT 06880	$100,000	41,667 shares	400,000 shares
Focus Fund L.P. P.O. Box 389 Ponte Vedra, FL 32004	$100,000	41,667 shares	400,000 shares

Schedule C

Investor	Fourth Closing Purchase Price	Fourth Closing Shares	Fourth Closing Warrant Shares
The Quercus Trust 1835 Newport Blvd. A109-PMC 467 Costa Mesa, CA 92627	0	0 shares	0 shares
Robert S. Trump 89 10th Street Garden City, NY 11530	$300,000	125,000 shares	1,200,000 shares
Empire Capital Partners, LP One Gorham Island, Suite 201 Westport, CT 06880	$133,333	55,555 shares	533,332 shares
Empire Capital Partners, Ltd One Gorham Island, Suite 201 Westport, CT 06880	$133,333	55,555 shares	533,332 shares
Empire Capital Partners Enhanced Master Fund, Ltd One Gorham Island, Suite 201 Westport, CT 06880	$133,333	55,555 shares	533,332 shares
Focus Fund L.P. P.O. Box 389 Ponte Vedra, FL 32004	$100,000	41,667 shares	400,000 shares